UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 7, 2020
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On December 7, 2020, Arvind Dharia notified the Board of Directors of Steven Madden, Ltd. (the “Company”) that he intends to retire as the Company’s Chief Financial Officer, effective December 31, 2020. He will continue to serve as a special advisor to ensure a smooth transition to his successor through the 2021 fiscal year.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020, the Board of Directors of the Company appointed Zine Mazouzi to be the Company’s Chief Financial Officer, effective January 1, 2021.

Mr. Mazouzi, age 48, joined the Company in January of 2019 and is currently the Chief Accounting Officer and Senior Vice President—Finance and Operations of the Company. Prior to joining the Company, he held various senior positions at Sears Holdings as the Chief Financial Officer of Sears Footwear Group from 2016 to 2017, Head of the Footwear Group from 2017 to 2018 and Head of the Footwear, Home and Jewelry Groups in 2018. Prior to that, he worked at Nine West Group from 1998 to 2015, where he held a number of increasingly senior positions, including Chief Financial Officer from 2014 to 2015. Mr. Mazouzi received his Bachelor’s Degree in Finance and a Master of Business Administration from Iona College.

On December 8, 2020, the Company entered into an employment agreement with Mr. Mazouzi (the “Mazouzi Employment Agreement”) pursuant to which Mr. Mazouzi will serve as the Chief Financial Officer of the Company.

The term of the Mazouzi Employment Agreement will commence on January 1, 2021, and will continue for a term of three years through December 31, 2023, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Mazouzi Employment Agreement, Mr. Mazouzi will receive an annual base salary during the term of $550,000 for the calendar year 2021, $575,000 for the calendar year 2022, and $600,000 for the calendar year 2023 and an automobile allowance of $1,250 per month in each year of the term. In addition, on January 4, 2021, pursuant to the Mazouzi Employment Agreement, Mr. Mazouzi will be granted shares of restricted stock vesting 20% per year for five years commencing on the first anniversary of the grant date. The number of restricted shares to be issued will be determined by dividing One Million Dollars ($1,000,000) by the closing price of the common stock of the Company on January 4, 2021.

In addition, the terms of the Mazouzi Employment Agreement entitle Mr. Mazouzi to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2021, 2022 and 2023 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	20%

For actual diluted EPS amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable shall be calculated based on a straight-line interpolation between the respective amounts.

Pursuant to the terms of the Mazouzi Employment Agreement, the Company may terminate Mr. Mazouzi’s employment for Cause (as defined in the Mazouzi Employment Agreement), in which event Mr. Mazouzi would be entitled to receive only his accrued and unpaid base salary through the date of termination. If Mr. Mazouzi’s employment is terminated by the Company without Cause or Mr. Mazouzi terminates the Mazouzi Employment Agreement for Good Reason (as defined in the Mazouzi Employment Agreement), Mr. Mazouzi would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if Mr. Mazouzi’s employment is terminated by the Company without Cause or by Mr. Mazouzi for Good Reason during the period commencing 30 days prior to a “Change of Control” (as defined in the Mazouzi Employment Agreement) and ending 180 days following a Change of Control, he will be entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Mazouzi Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [*****], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from the exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2020, the Company issued a press release, furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference, announcing that Arvind Dharia will retire as Chief Financial Officer of the Company effective December 31, 2020, and that the Board of Directors of the Company had appointed Zine Mazouzi as the Chief Financial Officer of the Company effective January 1, 2020.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information is intended to be furnished under this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated as of December 8, 2020, between Steven Madden, Ltd. and Zine Mazouzi. *

* Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [*****], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from the exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.

99.1	Press Release, dated December 10, 2020, announcing the appointment of Zine Mazouzi as the Chief Financial Officer of Steven Madden, Ltd.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2020

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer